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                                  EXHIBIT 10.9


                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE (the "Amendment to Lease") is entered into as of the 1st day of January, 1999 by and between ELEVATION 8000+ LLC, a Colorado limited liability company (alternately referred to as "Elevation," or the "Landlord"), and CONCORDE CRIPPLE CREEK INC., a Colorado corporation (alternately referred to as "Concorde," or the "Tenant").

                                 R E C I T A L S

         A. On or about July 21, 1997, Elevation, as Landlord, and Concorde, as Tenant, entered into a written Lease ("Casino Lease or Lease") pertaining to certain real property known as the Golden Gates Casino ("Casino") and legally described as Lots 9-12, inclusive, Block 39, City of Black Hawk, County of Gilpin, State of Colorado ("Golden Gates Casino Property") , and numbered as 261 Main Street, together with all improvements now or hereafter located thereon ("Improvements") and all rights of Landlord, if any, (including, but not limited to, rights to adjacent streets or alleys, (now or hereafter vacated or conveyed to Landlord), easements and appurtenances thereto (collectively the "Premises"). Initially capitalized terms not otherwise defined herein have the same meaning ascribed to them in the Casino Lease.

         B. Elevation and Concorde are parties to that certain Agreement of Lease (Parking Lot) dated July 21, 1997 ("Parking Lot Lease") with respect to Elevation's undivided 50% interest in Lots 6-8, inclusive, Block 39, City of Black Hawk, County of Gilpin, State of Colorado (the "Parking Lot"). A Short Form of Agreement of Lease (Parking Lot) evidencing the existence and terms of the Parking Lot Lease was recorded August 29, 1997, in Book 625 at Page 355.

         C. Elevation and Concorde are parties to that certain Co-Ownership Agreement dated August 14, 1997 ("Co-Ownership Agreement") with respect to the Parking Lot (of which Elevation and Concorde each own an undivided fifty percent (50%) interest), and with respect to certain real property legally described as Lot 1, Block 49, and the East 1/2 of Lot 11, Block 48, City of Black Hawk, County of Gilpin, State of Colorado (hereinafter called the "Backus Property") (of which Elevation and Concorde each own an undivided fifty percent (50%) interest). A Short Form of Co-Ownership Agreement evidencing the existence and terms of the Co-Ownership Agreement was recorded August 29, 1997, in Book 625 at Page 307.

         D. Elevation and Concorde, and KMM Parking, LLC, a Colorado limited liability company ("KMM") are parties to that certain Agreement to Subject Property to Condominium Regime dated October 22, 1997, as amended ("Condominium Agreement") with respect to a portion of the Golden Gates Casino Property, the Parking Lot, the Backus Property, and certain real property legally described as Lots 7, 8, 9, 10, and the West 1/2 of Lot 11, Block 48 and Lots 2, 3, 4, 5 and the West 15' of Lot 6, Block 49, City of Black Hawk, County of Gilpin, State of Colorado owned by KMM (hereinafter called the "KMM Property") and the construction of a parking garage (the "Parking Garage") thereon.

         E. The Condominium Agreement provides that as a result thereof certain modifications to



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the Casino Lease, Parking Lot Lease and Co-Ownership Agreement must be agreed upon by Elevation and Concorde as a condition to the agreements and undertakings reflected in the Condominium Agreement. Elevation and Concorde executed that certain Agreement Regarding Modifications to Leases and Co-Ownership Agreement (the "Agreement Regarding Modifications") as the agreement contemplated by paragraph 11 of the Condominium Agreement to reflect certain understandings and agreements by and between Elevation and Concorde as to the nature of the amendments which would be required and documented upon the occurrence of certain events and circumstances contemplated by the Condominium Agreement.

         F. In connection with the Condominium Agreement, KMM, Elevation, Concorde, the City, the Black Hawk Business Improvement District ("BID"), Black Hawk Brewery and Casino, LLC ("BHB"), Dakota/Blackhawk, LLC, a Colorado limited liability company ("Dakota") and Miner's Mesa Development, LLC, a Colorado limited liability company ("MMD") entered into that certain Richman/Main Street Fourth Leg Agreement dated May 26, 1998, as amended (the "City Agreement"), which provides for, among other things, the City's vacation of that portion of Backus Street abutting the KMM Lots and Elevation/Concorde Lots (the "Vacated Backus Street Property"), the conveyance of certain real property known as the "Bobtail Slivers" by the City and the dedication of certain portions of (i) KMM's casino parcel, (ii) the Golden Gates Casino Property and (iii) the Parking Lot by the owners of such parcels.

         G. In connection with the Condominium Agreement, KMM, Elevation, Concorde, MMD, Dakota, and BHB entered into that certain Development and Access Agreement dated May 26, 1998, as amended (the "Dakota Agreement"), which provides for, among other things, the granting of certain easements, the dedication of certain parcels to the City, and the transfer of certain real property (the "Dakota Property") to KMM, Elevation and Concorde by Dakota.

         H. Following the consummation of the transactions outlined in the City Agreement and the Dakota Agreement, KMM, Elevation and Concorde will (as their interests appear) own all of the land upon which the Parking Garage will be built, which land will have been replatted as the KMM Parking Garage Minor Subdivision ("W-I"). Following conveyance by Concorde to Elevation of all of Concorde's interest in the land upon which the Golden Gates Casino presently sits, which land will have been replatted as the Golden Gates Minor Subdivision ("W-II"), Elevation will own all of W-II.

         I. In consideration of the foregoing, Concorde and Elevation have executed that certain First Amendment to Agreement Regarding Modifications to Leases and Co-Ownership Agreement to allow Concorde and Elevation to terminate the Parking Lot Lease and Co-Ownership Agreement, modify the Casino Lease and enter into that certain W-I Co-Ownership Agreement with KMM (the "W-I Co-Ownership Agreement") to set forth their respective rights and obligations in W-I during such time as the Parking Garage is constructed on W-I.

         J. The W-I Co-Ownership Agreement (in accordance with the Condominium Agreement) provides that KMM will finance and construct the Parking Garage on W-I and that, following the construction of the Parking Garage, Elevation and Concorde will convert their individual ownership interests in W-I and KMM will convert its interest in W-I and the Parking Garage to a condominium form of ownership through the recordation of a condominium declaration, the form of which is attached to the W-I Co-Ownership Agreement ("Condominium Declaration"). The Condominium Agreement, W-I Co-

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Ownership Agreement and Condominium Declaration all provide that, immediately upon issuance of a certificate of occupancy, the Condominium Declaration shall be recorded ("Condominiumization"), at which time the Units created thereby will be available for use in accordance with the provisions thereof, and thereafter, each of Elevation ("Unit 2"), Concorde ("Tenant's Unit") and KMM shall receive a condominium unit in said condominium project.

         K. Elevation and Concorde are contemporaneously herewith terminating the Parking Lot Lease and the Co-Ownership Agreement and entering into the W-I Co-Ownership Agreement.

         L. Elevation and Concorde (as Landlord and Tenant under the Casino Lease) now desire to amend the Casino Lease in the manner and form hereinafter set forth to conform said lease to the terms and provisions of the foregoing agreements.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Elevation and Concorde, as Landlord and Tenant, hereby agree as follows:

                                A M E N D M E N T

         1. The definition of the Premises is hereby modified to include all of the real property to be contained within the Golden Gates Minor Subdivision, Parcel W-II (the "Golden Gates Casino Parcel"), more particularly described on the attached Exhibit A, and Landlord's interest (as such interest shall appear) in a portion of the real property contained within the KMM Parking Garage Minor Subdivision, Parcel W-I more particularly described on Exhibit A-1 ("Landlord's Interest"), subject in all instances to the Co-Ownership Agreement dated December 29, 1998, by and between Tenant, Landlord and KMM. Accordingly prior to Condominiumization the W-I Co-Ownership Agreement will control the use and rights of Tenant with respect to Landlord's Interest.

         2. Landlord and Tenant hereby acknowledge that, following the Condominiumization and conveyance of the units pursuant to the W-I Co-Ownership Agreement, Landlord's Interest will no longer exist, and Landlord, as to Unit 2, and Tenant, as to Tenant's Unit, shall each own one condominium unit in the Ultimate Parking Garage Condominiums. Accordingly, Landlord and Tenant hereby agree that, following the Condominiumization, the definition of the Premises shall automatically, without further action by Landlord or Tenant, be modified to include only the Golden Gates Casino Parcel and Landlord's condominium unit in the Ultimate Parking Garage Condominiums, Unit 2 as described in the Condominium Declaration. From and after the Condominiumization, for the balance of the term of the Lease, as it may be extended, the Premises shall mean the Golden Gates Casino Parcel and Unit 2, which will be leased subject in all events to the express terms of the Condominium Declaration and the express terms of the Lease as amended hereby. In the event of any conflict between the Condominium Declaration and the Lease with respect to Unit 2, its occupancy, use and enjoyment, reconstruction following casualty or damage, provisions regarding condemnation, repair obligations or other matters whether similar or dissimilar, the Condominium Declaration shall control. Notwithstanding the foregoing, the provisions of the Condominium Declaration that provide for elimination of the exclusive use provisions to the extent they apply to Unit 2 or Tenant's Unit, by a foreclosing lender, will not supersede the provisions of this Lease, which are hereby clarified to provide that in all instances use of both Unit 2 and Tenant's Unit are to be strictly for and in connection with the Golden Gates Casino Parcel and for use by its customers and invitees.

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         3. Landlord and Tenant acknowledge that Tenant shall continue to use the Golden Gates Casino Parcel primarily as a Gaming Establishment as currently provided in Section 1.2.A of the Casino Lease. Pursuant to the Condominium Agreement and the W-I Co-Ownership Agreement, the Parking Garage will be constructed on Landlord's Interest. During construction, Tenant shall have no rights to use Landlord's Interest for any purpose inconsistent with the W-I Co-Ownership Agreement, but Tenant shall be provided with alternate parking pursuant to that certain Sublease Agreement directly with KMM ("Sublease Agreement"). Tenant agrees to enter into and abide by the terms of the Sublease Agreement. If for any reason the Sublease Agreement is terminated and the provisions of the W-I Co-Ownership Agreement regarding KMM's obligation to make an "in lieu" payment to Tenant become effective all amounts received by Tenant from KMM as a result thereof shall be included in ANGR for the purposes of computing Tenant's Percentage Rent obligations under the Lease. Following Condominiumization, Tenant shall use Unit 2 for parking related to the Golden Gates Casino Parcel as provided in the Condominium Declaration. Tenant may not use Unit 2 for any other purpose or for any purpose that violates the Condominium Declaration. Notwithstanding the modification of the definition of the Premises, Section 1.2.C and any references in the Lease to Tenant's obligation to maximize revenue shall apply only to the Golden Gates Casino Parcel.

         4. Section 1.4 shall apply only to the Golden Gates Casino Parcel. All improvements constructed on the Golden Gates Casino Parcel, sometimes referred to herein as "W-II," pursuant to the W-I Co-Ownership Agreement, including, without limitation, all plaza improvements, lobby-area improvements and the improvements required to be constructed by Tenant as provided herein, referred to as the BID Work, will not be considered New Improvements as defined in the Lease and will be owned by Landlord, and leased to Tenant pursuant to the terms of the Lease, without any obligation to make additional rental payments. However, all provisions of the Lease pertaining to maintenance and repair of such Improvements shall apply with the exception of any such work that is covered by the Condominium Declaration, in which event it will control.

         5. Paragraph 3 and specifically Sections 3.1, 3.2 and 3.3 thereof shall apply only to the Golden Gates Casino Parcel. In accordance with the foregoing, despite the provisions of Section 3.1, Tenant shall have no right to construct New Improvements on any of the Premises, except W-II, subject to and strictly in accordance with the provisions of the Lease. Any and all revenue generated by or from any New Improvements constructed by Tenant on any portion of W-II shall be included in ANGR for purposes of computing Tenant's obligation to pay Percentage Rent. Except as herein provided, all references in the Casino Lease to the Parking Lot, Backus Property and Co-Ownership Agreement between Landlord and Tenant relating to said parcels are hereby deleted in their entirety. Section 3.1.C is hereby deleted.

         6. Sections 4.1 and 4.2 shall apply only to the Golden Gates Casino Parcel. Section 4.3 shall be subject to the terms and obligations of the Condominium Declaration, it being expressly understood that as to Unit 2, from and after the date that a Certificate of Occupancy is issued for the Parking Garage, and said Unit becomes a part of the Premises, all Landlord's obligations as "owner" of Unit 2 under the Condominium Declaration shall be and belong to Tenant under and pursuant to this Lease, with the express exception and understanding that any consent or approval of all Owners required under the Condominium Declaration may not be exercised by Tenant, but such voting rights must be directly exercised by Landlord, including without limitation approval of any special assessment that would

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accrue to or be payable as an obligation of the Owner of Unit 2. Any obligation to pay such special assessment if approved by Landlord and Tenant would be payable by them equally.

         7. As of the date hereof, the Base Rent payable under Section 5.1 of the Casino Lease is hereby increased by $6,200.00 per month for a total of $22,200 per month. The increased Base Rent shall be due and payable commencing immediately. Following the Condominiumization, the Base Rent payable under Paragraph 5 of the Casino Lease shall automatically, without further action by Landlord or Tenant, be increased again by $1,800 per month bringing the total monthly Base Rent to $24,000, plus the amount set forth in Paragraph 8 below. Such increase in the Base Rent shall be payable immediately as of the date Unit 2 is available for use by Tenant, and for every month thereafter; provided, however, if such date is other than the first day of a calendar month, the amount of the increase that shall be payable immediately shall be pro rated for the remainder of the month, based on the day of the month of such availability. Except for the foregoing increases in the Base Rent, Section 5.1 shall remain unaltered.

         8. From and after the date hereof, Landlord and Tenant hereby agree that all references in the Lease to Acquisition Costs and Improvement Costs shall be deemed deleted from the Lease. All references to Improvements Costs as used therein, shall mean and refer to Additional Costs only, as defined in the Lease and modified herein. Landlord and Tenant acknowledge that neither has executed the Richman Street Bridge Assessment Agreement. If subsequent to the date hereof such execution is required by the City (and agreed to by Landlord and Tenant) and the assessment attributable to the Premises (in the amount of $117,660) is required to be paid, Landlord and Tenant shall each pay 50% thereof, and the amounts actually so paid, as to Landlord and Tenant, respectively, shall be deemed included within Additional Costs for all purposes hereof. With respect to Section 5.2, Landlord and Tenant acknowledge that Landlord has incurred Additional Costs in the amount of $33,000. Following Condominiumization, Tenant's monthly Base Rent shall increase by $303.60 to account for such Additional Costs. This increase is not included in the $24,000 in Base Rent due pursuant to paragraph 4 above and shall not be interpreted to mean that Tenant may not be responsible for other Additional Rent as provided in
Section 5.2 of the Casino Lease.

         9. Section 5.12 is hereby deleted and replaced with the following:

         Commencing the first year of the First Extension Term the Base Rent shall be increased by $400 a month. During the second year of the First Extension Term, the Base Rent shall remain the same. Commencing the third year of the First Extension Term, the Base Rent shall be increased by $1,700 per month, which increased Base Rent will continue to be paid for the remainder of the First Extension Term. (For example, the Base Rent for the third year of the First Extension Term would be $26,403.60 per month, computed as follows: $24,303.60, monthly Base Rent at expiration of Initial Term, plus $400, plus $1,700) Commencing on the first year of the Second Extension Term the Base Rent shall be increased by $420 per month. For the final three years of the Second Extension Term, the Base Rent will be further increased by $1,870 per month.

         10. With regard to Paragraph 6, Landlord and Tenant acknowledge that the payment of taxes for Landlord's Interest will, during the time of construction of the Parking Garage, be paid by KMM pursuant to the W-I Co-Ownership Agreement. Following the date that Unit 2 is added to the definition of the Premises, Tenant will be and become responsible for payment of all taxes, assessments (special,

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regular, BID, or any others now or hereafter imposed on the Premises), condominium dues and assessments and all other costs and charges associated with or attributable to Unit 2 (except special assessments approved by Landlord as provided herein, as to which Tenant shall only be responsible for 50% thereof), and all references in the Lease to obligations relating to the Premises shall automatically mean and refer to all such obligations arising or accruing under the Condominium Declaration with respect to Unit 2 and for all purposes hereof such obligations, even those payable directly to the Condominium Association, shall be deemed included in the definition of Additional Rent.

         11. Landlord and Tenant acknowledge that certain of Tenant's insurance obligations set forth in Section 7 as they relate to Unit 2 will be satisfied by the Condominium Association pursuant to the Condominium Declaration, and accordingly, Tenant's obligations with respect thereto shall pertain solely to it obligation to comply with any such insurance requirements and to pay its share of costs thereof as part of its regular or special assessments. A new Subparagraph 7.10 is added as follows:

             7.10 Notwithstanding anything to the contrary herein, Landlord reserves the right to make reasonable modifications to the insurance requirements herein.

         12. To the extent any provisions of Paragraphs 9 ("Casualty") or 10 ("Condemnation") apply to Unit 2 and are inconsistent with the provisions of the Condominium Declaration, the provisions of the Condominium Declaration shall control, and both Landlord and Tenant shall be subject thereto. Nothing in either of these paragraphs (or elsewhere in the Lease) relating to interruption of use or interference with Tenant's use of the Premises shall mean or apply to Landlord's Interest or Unit 2, once it becomes part of the Premises, but shall instead mean and refer solely to W-II. Further, Landlord and Tenant agree that the provisions of Sections 9.1B and 9.2 shall apply only with respect to the Golden Gates Casino Parcel and do not relate to Unit 2. There is no concept of "Restoration Shortfall" with respect to Unit 2. If there is a casualty or condemnation affecting Unit 2, the provisions of the Condominium Declaration shall control and any costs or amounts included as part of a Special Assessment attributable to Unit 2 which has been approved by Landlord (as Owner of Unit 2 and Tenant as Owner of Tenant's Unit), shall be shared equally by Landlord and Tenant, and the amount thereof actually paid by Landlord as to Unit 2 shall be included as "Additional Costs" for purposes of paragraphs herein relating to rights of Tenant to Purchase, and any such Special Assessment (approved by Landlord) paid by Tenant with respect to Tenant's Unit shall similarly be included in the definition of Additional Costs with respect to rights of Landlord to Purchase or Lease Tenant's Unit, as hereafter provided.

         13. With regard to Section 10.6 Landlord and Tenant acknowledge that they have resolved their pending claims against the City. Notwithstanding the provisions of Section 10.6, Tenant shall be entitled to 100% of the amount paid by the BID in satisfaction of the claim and Landlord shall have no right, title or interest in said monies. In consideration of such agreement, and as a material part thereof, Tenant acknowledges that it is responsible, at its sole cost and expense to complete the following items (in a manner and subject to the other conditions set forth in the Lease): (i) installation of the heated sidewalk in front of the Casino and the tie in thereof to the new Richman Street/Main Street intersection, including, but not limited to the costs of materials, labor and electrical associated therewith; (ii) all finishing of the plaza area (following completion of the excavation as contemplated by the plans and specifications for the Parking Garage, and excluding any work included as part of the Parking Garage), including without limitation, the necessary railings and safety features, the finishing of the walls and base of such area,

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drainage, and any other work that is necessary or appropriate to "finish such area" so that it is compatible with the Casino, safe and usable as an open area;
(iii) completion of the raised curb and landscaping area adjacent to the new sidewalk; and (iv) the stairway at the west side of the Casino and the canopy over said stairway. The foregoing is sometimes referred to as the "BID Work," and shall not require Landlord's prior written approval.

         14. The provisions of Paragraph 11 B of the Lease shall be expanded so that the provisions thereof apply not solely to the Premises, but to Tenant's Unit as well.

         15. The following new subparagraphs are added to Paragraph 12 of the Lease as follows:

             12.1.G Any material uncured default or any material failure of Tenant to perform its obligations under the W-I Co-Ownership Agreement or the Condominium Declaration, whether such default or failure to perform relates to Landlord's Interest, Unit 2, or Tenant's Unit.

             12.1.H Any uncured default by Tenant under any Loan obtained by it encumbering its interest in this Lease or the Premises, as expressly permitted hereunder, or any uncured default under any loan obtained by Tenant encumbering its interest in Tenant's Unit in the Parking Garage. For purposes hereof any loan which is primarily or secondarily secured by either the Premises or Tenant's Unit shall be included within the provisions of this section.

         16. A new subparagraph 12.2.D is added as follows:

             12.2.G Redeem in any foreclosure action.

         17. The provisions of Paragraph 13 of the Lease shall apply to any failure by Landlord to comply with the W-I Co- Ownership Agreement or the Condominium Declaration as it pertains to Landlord's Interest, or any default by Landlord under any loan encumbering Landlord's Interest.

         18. Paragraph 16 is hereby deleted and replaced with the following:

             16. Purchase and Lease Rights and Obligations

                 16.1 Tenant's Option to Purchase. Effective during the third, fourth and fifth Lease Years of the Initial Term, Tenant shall have the exclusive and irrevocable right, if timely exercised, and provided Tenant is not in default under the Casino Lease at said time, to purchase the Premises (defined, as of this date, to include the Golden Gates Casino Parcel and Landlord's Interest, subject to the W-I Co-Ownership Agreement and, following the Condominiumization, to include the Golden Gates Casino Parcel and Unit 2), together with all Landlord's rights in any easements, rights of way, and appurtenances, including any right of Landlord in any adjoining streets and alleys (collectively, "Option to Purchase"), on and subject to the terms and conditions set forth below:

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                      A. If Tenant desires to exercise the Option to Purchase
             contained herein, it shall notify Landlord not less than one hundred eighty (180) days prior to the date Tenant desires to close the Option to Purchase, but in no event less than 180 days prior to the expiration of the Initial Term ("Exercise Notice"). If the Exercise Notice is received timely, and the closing occurs during the third Lease Year, the exercise price ("Exercise Price") shall be $5,941,500.00; or if the closing occurs during the fourth Lease Year, the Exercise Price shall be $6,115,500.00; or if the closing occurs during the fifth Lease Year, the Exercise Price shall be $6,294,720.00. If there are any "Additional Costs", which term for purposes hereof shall include any costs or expenses incurred for Special Assessments pursuant to the Condominium Declaration which have been approved by Landlord and Tenant, the respective Exercise Price shall be increased according to the following formula:
             Exercise Price + ((Additional Costs paid by Landlord x 0.25% per month) x number of months from date of payment for Landlord's share of Additional Costs). Upon exercising the Option, Tenant shall pay a non-refundable down payment of $200,000.00 to Landlord to be applied against the Exercise Price and close the purchase no earlier than six (6) months after the exercise. Upon exercising the Option, Tenant shall continue to pay rent, which shall not be applied towards the Exercise Price. Tenant will use its best reasonable efforts to accommodate a 1031 exchange.

                      B. In the event of the exercise by Tenant of its rights
             under this Section 16.1, the sale by Landlord to Tenant shall be subject to the following agreements. Title to the Premises (which shall include the Golden Gates Casino Parcel and either Landlord's Interest (subject to the W-I Co-Ownership Agreement) or Unit 2, shall be conveyed by special warranty deed subject only to matters of record on the date hereof as specified in the attached title policy with standard printed exceptions deleted. Landlord will pay for a title insurance policy (or reimburse Tenant for an equivalent amount) insuring title to the acquired property in an amount equal to the purchase price therefor, subject to the title exceptions delineated above. All closing costs and recording costs shall be allocated as customary in Colorado at the time of such sale and Buyer will be responsible for all transfer taxes, if any. Closing will occur through a mutually agreed upon title company pursuant to closing instructions which will require that the title insurance company agree to insure title to the acquired property in the manner required herein prior to releasing any funds to Landlord.

                 16.2 Landlord's Right to Purchase. In consideration of
             Landlord's agreements set forth in this Lease, if Tenant fails to timely

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

             exercise its Option to Purchase (even though it has exercised its option to extend the term of the Lease), or the Casino Lease otherwise expires or is terminated for any reason prior to the expiration of the then current term thereof, then, and at all times thereafter, and continuing for a period of 5 years from the date the Casino Lease expires or otherwise terminates, upon one hundred eighty (180) days written notice ("Landlord's Notice"), Landlord (or any successor or assign of the Golden Gates Casino Parcel without regard to any other limitations that may be in this Lease) shall have the following purchase rights with respect to Tenant's Unit (or if no Condominiumization has occurred then Tenant's rights and interests in the real property to be contained within the KMM Parking Garage Minor Subdivision as described more fully in the W-I Co-Ownership Agreement) (which Unit or interest, as the case may be, shall be referred to as "Tenant's Interest") ("Landlord's Right to Purchase"). This Right to Purchase shall survive the expiration or termination of the Lease, and upon request of Landlord shall be evidenced and documented in a separate recordable instrument upon the termination or expiration of the Lease. Landlord's Right to Purchase shall be on the following terms:

                      A. In the event that Landlord delivers Landlord's Notice
             after the expiration of the Initial Term of the Casino Lease, the purchase price ("Purchase Price") for Tenant's Interest shall be equal to the lesser of (i) the sum of (A) Nine Hundred Thirty Seven Thousand Five Hundred and no/100 Dollars ($937,500.00) (the "Base Price") and (B) any Additional Costs incurred by Tenant with respect to Tenant's Unit as described above + interest computed on said Additional Costs equal to 0.25% per month times the number of months from the date of payment by Tenant for such Additional Costs to the date the Purchase Price is paid, or (ii) the appraised fair market value of Tenant's Interest, calculated as if Tenant's Interest were unencumbered, assignable and ownership thereof was vested in one owner, as determined by a real estate appraiser mutually acceptable to Landlord and Tenant.

                      B. Notwithstanding the foregoing, if the Lease terminates
             prior to the expiration of the Initial Term as a result of Tenant's default or other express provisions of the Lease and Landlord delivers Landlord's Notice at any time prior to what would have been the expiration of the Initial Term of the Casino Lease, the Purchase Price shall be Eight Hundred Sixty Eight Thousand Dollars ($868,800) ("Discounted Price"), plus an Escalation Factor. The "Escalation Factor" shall be equal to an increase in the Discounted Price of two percent (2%) per year (or pro rata portion thereof) calculated from the first year of the Initial Term of the Lease to the date of Landlord's Notice, but in no event shall be price be greater than the Base Price set forth above.

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

                      C. In the event of either the exercise by Landlord of its
             rights under this Section 16.2 and Section 16.6, the sale by Tenant to Landlord shall be subject to the following terms and conditions:
             (i) title to Tenant's Interest shall be conveyed by special warranty deed with standard printed exceptions deleted. Tenant will pay for a title insurance policy (or reimburse Landlord for an equivalent amount) insuring title to Tenant's Interest in an amount equal to the purchase price therefor; ii) all closing costs and recording costs shall be allocated as customary in Colorado at the time of such sale and Landlord will be responsible for all transfer taxes, if any; (iii) closing will occur through a Colorado title company pursuant to closing instructions which will require that the title insurance company agree to insure title to Tenant's Interest in the manner required herein prior to releasing any funds to Tenant; (iv) upon exercising Landlord's Right to Purchase, Landlord shall pay a non-refundable down payment of twenty-five percent (25%) of the Purchase Price (10% upon delivery of Landlord's Notice and 15% upon the close of escrow) to Tenant to be applied against the Purchase Price; (v) the balance of the Purchase Price shall be evidenced by a non-recourse promissory note (the "Note"), in a standard Bradford Robinson form, with right to cure, in favor of Tenant, with installments of principal and interest payable monthly, amortized over twenty (20) years at a compound interest rate of twelve percent (12%), with the entire unpaid balance payable at the end of five (5) years; (vi) the Note shall be secured by a deed of trust, in a standard Bradford Robinson form, creditworthy, encumbering Tenant's Interest; and (vii) the close of escrow and the transfer of Tenant's Interest shall occur no later than six (6) months following delivery of Landlord's Notice. Landlord and Tenant shall consummate the purchase no later than six (6) months after delivery of Landlord's Notice. Landlord will use its best reasonable efforts to accommodate a 1031 exchange

                 16.3 Tenant's Obligation to Lease. If Tenant fails to exercise its Option to Purchase, the Casino Lease is extended for the First Extension Option as provided in the Lease, and Landlord exercises Landlord's Right to Purchase and acquires Tenant's Interest, then Tenant shall be obligated, and hereby agrees that the Lease will be amended to revise the description of the Premises covered hereby to include all of Tenant's Interest, which Landlord has acquired pursuant to such exercise of its Right to Purchase. The monthly rental rate provided for in the Lease will be amended concurrent with the addition of said property to equal to the Purchase Price paid by Landlord for Tenant's Interest x 11% divided by 12. All other terms and provisions of the Lease will apply for the remainder of the current term thereof.

                 16.4 Landlord's Right to Lease. Landlord shall have the right to lease ("Landlord's Lease Right") Tenant's Interest on the following terms and conditions.

                      A. Upon the occurrence of either: (i) the failure of
             Tenant to extend the initial term or any subsequent term of the Lease or earlier termination of such Lease or (ii) the failure of Tenant to exercise its Option to Purchase (each a "Lease Event") Landlord shall have the right to lease Tenant's Interest. In the event Landlord desires to exercise Landlord's Lease Right, Landlord shall deliver written notice (the "Lease Notice") to Tenant within one hundred eighty (180) days following the occurrence of a Lease Event. In the event that the Lease Notice is timely received, Landlord shall lease from Tenant Tenant's Interest or Unit 3, as applicable, pursuant to the terms and conditions set forth herein. In the event Landlord fails to timely deliver the Lease Notice, Landlord's Lease Right shall be extinguished until the occurrence of a new Lease Event.

                      B. In the event Landlord timely delivers Landlord's
             Notice, Landlord and Tenant shall enter into a lease for Tenant's Interest on the same basic terms as are set forth in this Lease as they relate to Unit 2, except (i) the initial term of such lease shall be for a five (5) year period with one (1) option to extend for five (5) years, (ii) basic annual rent shall be equal to 12% of the Purchase Price during the Initial Term as increased by any Additional Costs thereafter expended by Tenant, as provided above, and (iii) the parties shall make such other applicable modifications to the Lease as reasonably necessary and mutually agreed upon.

                 16.5 Landlord's Obligation to Purchase or Lease.
             Notwithstanding anything to the contrary contained herein, provided that the Lease has not terminated due to Tenant's default prior to the expiration of the Initial Term, if: (A) Tenant (i) fails to exercise the Option to Purchase, and (ii) fails to exercise the first Extension Term; or (B) after the expiration of the Initial Term the Lease terminates for any reason, then Landlord shall purchase or lease Tenant's Interest pursuant to the terms and conditions of this Section 16, as applicable.

                 16.6 Rights of First Offer. If Landlord or Tenant desire to transfer, assign or otherwise convey all, or any portion of its respective interest in the Golden Gates Casino Parcel, KMM Parking Garage Minor Subdivision or the Units in the Ultimate Parking Garage Condominium, other than to a wholly-owned subsidiary or any entity which acquires all or substantially all of the assets of such party, the following provisions shall apply: the party desiring to sell its interest ("Selling Party") shall notify the other party ("Receiving Party") in writing (the "Notice") specifying the terms and conditions, and the price at which the Selling Party intends to offer its interest herein for sale (the "Terms"). The Receiving Party shall have thirty (30) days after receipt of the Notice within which to notify Sending Party that the Receiving Party desires to purchase the interest being offered on the Terms. If the Receiver Party fails to timely notify the Sending Party, the Sending Party shall be free to consummate a transaction with any third party or parties on the Terms (provided that the sales price is at least equal to ninety-six percent (96%) of the amount set forth in the Terms) at any time within the next six (6) months without reoffering the same to the Receiving Party. If no sale occurs within said six (6) month period, then prior to consummating any transaction, the provisions of this Section shall be complied with again. If the Receiving Party timely notifies the Sending Party that it desires to exercise the right to purchase, the closing shall occur on the Terms within sixty (60) days of the date of giving of the Notice. Notwithstanding the foregoing, Tenant shall have no right to transfer Tenant's Interest without simultaneously transferring its interest in this Lease to the same party. In the event of a sale by Tenant, the sale shall be subject to the terms of Section 16.1.C. In the event of a sale by Landlord, the sale shall be subject to the terms of Section 16.2.D.

                 16.7 Further Alienation. Notwithstanding anything to the
             contrary herein, either Landlord or Tenant may sell, lease, exchange, transfer or contract to sell, lease, exchange, or transfer its respective interest in the Golden Gates Casino Parcel or the property contained within KMM Parking Garage Minor Subdivision provided that it complies with this Section 16. Any such sale, lease, exchange, transfer or contract to sell, lease exchange or transfer will be subject to the terms and provisions hereof and, following its recordation, the Ultimate Parking Garage Condominium Declaration. Either Landlord or Tenant has the right to separately mortgage or encumber their respective interest. Each party shall be solely responsible for the timely performance of all duties and obligations relating to such mortgage or encumbrance. Notwithstanding anything to the contrary herein, neither Landlord nor Tenant shall convey its interest in the Golden Gates Casino Parcel without simultaneously transferring to such party its interest in the real property (or condominium unit) contained within the KMM Parking Garage Minor Subdivision. Neither Landlord nor Tenant shall convey its interest in the real property (or condominium unit) contained within the KMM Parking Garage Minor Subdivision without simultaneously transferring to such party its interest in the Golden Gates Casino Parcel.


         19. If there is any conflict between the terms and provisions of this Amendment to Lease and the terms and provisions of the Lease or any prior Amendments thereto, the terms and provisions of the Amendment to Lease shall govern. Except as herein specifically set forth, all of the provisions of the Lease shall remain in full force and effect and be binding upon the parties in accordance with their terms.

         20. This document may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all of which counterparts, taken together, shall constitute one and the same agreement. Signatures may be exchanged by telecopy, with original signatures to follow. Each party shall be bound by his or its own telecopied signature and shall accept the telecopied signature of the other parties herein.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the date and year first above written.


                                       LANDLORD:

                                       ELEVATION 8000+ LLC,
                                       a Colorado limited liability company


                                       By: /s/ J. Scott Bradley
                                           --------------------------------
                                           J. SCOTT BRADLEY, MANAGER


                                       TENANT:

                                       CONCORDE CRIPPLE CREEK, INC.,
                                       a Colorado company


                                       By: /s/ Jerry L. Baum
                                           --------------------------------
                                           JERRY L. BAUM,
                                           PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER

         The undersigned Guarantor in order to induce Landlord to enter into this Amendment to Lease with Tenant, hereby reaffirms and reiterates its guarantee to Landlord all of Tenant's financial obligations owed to Landlord and created by the Lease, as amended hereby (or any other obligations that can be reduced to a financial obligation) until all such obligations have been paid in full and such guarantee shall continue until payment is made of every financial obligation of Guarantor and Tenant now due or hereafter to become due (together with any and all other obligations of Tenant under this Lease which have been reduced to a financial obligation), and until payment is made of any loss or damage incurred by Landlord with respect to any matter covered by this Guaranty. This guaranty is one of payment and not of collection and Landlord shall have the right to pursue any and all rights against Guarantor alone, prior to pursuing any rights against Tenant or simultaneous with such pursuit of rights. Prior to the commencement of any New Improvements, Tenant agrees to provide Landlord with the Guarantor's most current, public financial statement evidencing Tenant's ability to perform the same, the payment of the costs for which, in all events will be guaranteed by Guarantor.


                                        CONCORDE GAMING CORPORATION, A COLORADO,
                                        CORPORATION


                                        By: /s/ Jerry L. Baum
                                           -------------------------------------
                                        Title: President
                                              ----------------------------------